Exhibit 99.1

Jaguar Health Granted Extension Until May 15, 2026, to

Demonstrate Compliance with Nasdaq’s Bid Price Rule;

Company Announces Reverse Stock Split

Reverse split approved at April 2026 Special Meeting of Stockholders

Shares of Jaguar Health common stock to begin trading on split-adjusted basis on April 30, 2026

San Francisco, CA (April 27, 2026): Jaguar Health, Inc. (Nasdaq: JAGX) (“Jaguar” or the “Company”) today announced that on April 24, 2026, the Company received formal notice that the Nasdaq Hearings Panel (the “Panel”) has granted Jaguar an extension through May 15, 2026, to demonstrate compliance with the $1.00 bid price rule for continued listing on The Nasdaq Capital Market. To evidence compliance, the Company must report a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days on or before May 15, 2026. The Panel may defer a compliance determination for up to 20 business days.

To support compliance with the $1.00 bid price rule, Jaguar today announced that it will effect a reverse stock split of its issued and outstanding voting common stock (“Common Stock”), at an exchange ratio of 1-for-35, on Thursday, April 30, 2026, (the “Effective Date”). The Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on the Effective Date and will remain listed on The Nasdaq Capital Market under the symbol “JAGX.” The new CUSIP number for the Company’s Common Stock following the reverse stock split is 47010C862.

The effectuation of the reverse stock split follows the approval of a proposal submitted to Jaguar stockholders at a Special Meeting of Stockholders (the “Special Meeting”). This proposal is described in detail in the Company’s definitive proxy statement on Schedule 14A relating to the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2026. Stockholders may obtain a free copy of the proxy statement and other documents filed by Jaguar with the SEC at http://www.sec.gov. The proxy statement is also available on the Company’s corporate website.

When the reverse stock split becomes effective, every thirty-five (35) shares of the Company’s Common Stock immediately prior to the Effective Date shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share, and this change will be reflected on Nasdaq’s website and other stock quote platforms. No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof.

Equiniti Trust Company, LLC is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their certificates for post-reverse stock split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (“Jaguar”) develops novel proprietary prescription drugs sustainably derived from plants for people with complicated gastrointestinal (“GI”) disease states. Jaguar family companies Napo Pharmaceuticals, Inc. and Napo Therapeutics S.p.A. focus on the development and commercialization of novel crofelemer powder for oral solution for the treatment of rare and orphan gastrointestinal disorders with intestinal failure, including microvillus inclusion disease and short bowel syndrome. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on the Effective Date. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

Jaguar-JAGX